                                                                    Exhibit (23)




We consent to the incorporation by reference in this Registration Statement relating to 100,000 Shares of Class A Common Shares of The Reynolds and Reynolds Company on Form S-8 of our report dated November 17, 1998, appearing in the Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 1998.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Dayton, Ohio
August 18, 1999










                                                                              11